                                                                    Exhibit (m)

CALCULATION EXHIBIT FOR EQUITY ADVANTAGE VUL

ASSUMPTIONS:
MALE, ISSUE AGE 40, PREFERRED NONSMOKER
FACE AMOUNT OF 200,000.00
LEVEL DB OPTION
PLANNED ANNUAL PREMIUM OF 1,632.00
USING CURRENT CHARGES, 6.00% GROSS INTEREST RATE

THE FOLLOWING IS A DETAILED REPRESENTATION OF THE MONTHLY PROCESSING DURING POLICY YEAR 5:

              BEGINNING                  MORTALITY &                 COST                 END                             END
              OF MONTH   GROSS             EXPENSE                    OF        NET     OF MONTH           OUTSTANDING OF MONTH
POLICY POLICY   CASH    PREMIUM  PREMIUM    RISK     ADMIN  RIDER  INSURANCE INVESTMENT   CASH   SURRENDER    LOAN     CASH SURR
 YEAR  MONTH    VALUE    PAID     LOAD     CHARGE    CHARGE CHARGE  CHARGE    EARNINGS   VALUE    CHARGE     BALANCE     VALUE
------ ------ --------- -------- ------- ----------- ------ ------ --------- ---------- -------- --------- ----------- ---------
  5       1   4,036.19  1,632.00  89.76     4.18      6.00   0.00    31.42     22.16    5,558.99 2,284.80     0.00     3,274.19
  5       2   5,558.99      0.00   0.00     4.17      6.00   0.00    31.42     22.08    5,539.48 2,284.80     0.00     3,254.68
  5       3   5,539.48      0.00   0.00     4.15      6.00   0.00    31.42     22.00    5,519.91 2,284.80     0.00     3,235.11
  5       4   5,519.91      0.00   0.00     4.14      6.00   0.00    31.43     21.92    5,500.26 2,284.80     0.00     3,215.46
  5       5   5,500.26      0.00   0.00     4.13      6.00   0.00    31.43     21.84    5,480.54 2,284.80     0.00     3,195.74
  5       6   5,480.54      0.00   0.00     4.11      6.00   0.00    31.43     21.76    5,460.76 2,284.80     0.00     3,175.96
  5       7   5,460.76      0.00   0.00     4.10      6.00   0.00    31.44     21.69    5,440.91 2,284.80     0.00     3,156.11
  5       8   5,440.91      0.00   0.00     4.08      6.00   0.00    31.44     21.61    5,421.00 2,284.80     0.00     3,136.20
  5       9   5,421.00      0.00   0.00     4.07      6.00   0.00    31.44     21.53    5,401.02 2,284.80     0.00     3,116.22
  5      10   5,401.02      0.00   0.00     4.05      6.00   0.00    31.45     21.45    5,380.97 2,284.80     0.00     3,096.17
  5      11   5,380.97      0.00   0.00     4.04      6.00   0.00    31.45     21.37    5,360.85 2,284.80     0.00     3,076.05
  5      12   5,360.85      0.00   0.00     4.02      6.00   0.00    31.45     21.29    5,340.67 2,284.80     0.00     3,055.87

          END
        OF MONTH
POLICY   DEATH
 YEAR   BENEFIT
------ ----------
  5    200,000.00
  5    200,000.00
  5    200,000.00
  5    200,000.00
  5    200,000.00
  5    200,000.00
  5    200,000.00
  5    200,000.00
  5    200,000.00
  5    200,000.00
  5    200,000.00
  5    200,000.00

THE FOLLOWING IS A DESCRIPTION OF EACH COLUMN OF THE DETAILED REPRESENTATION:

POLICY YEAR
The policy year is assumed to be 5, as described above.

POLICY MONTH
The policy month ranges from 1 through 12, to describe the monthly processing that occurs throughout the policy year.

BEGINNING OF MONTH CASH VALUE
The beginning of month cash value (BOM CV) in each current month is equal to the end of month cash value from each previous month. This demonstration assumes that the cash value is comprised of separate account cash value only; no general account cash value or loan account cash value are present.

GROSS PREMIUM PAID
The gross premium paid is the planned ANNUAL premium of 1,632.00 as described above.

PREMIUM LOAD
The premium load is the sum of the sales charge, state tax, and federal tax as described in the Transaction Fees table. For year 5, this sum is 5.50% of gross premium paid. In year 5 month 1, the premium load is therefore 5.50% x 1,632.00 = 89.76.

MORTALITY & EXPENSE RISK CHARGE
The mortality & expense (M&E) risk charge is a percentage of the separate account cash value at the time that the charge is deducted. This demonstration assumes that all cash value is comprised of separate account cash value only. The annual percentages are described in the Periodic Fees table. The monthly percentages are 1/12th of the annual percentages. For example, in year 5 month 1, the percentage is 0.90% and the cash value at the time that the charge is deducted is:

     Cash Value = Beginning Of Month Cash Value + Gross Premium Paid - Premium Load
     Cash Value = 4,036.19 + 1,632.00 - 89.76 (values are from the Detailed Representation above)
     Cash Value = 5,578.43

The mortality & expense risk charge is therefore 0.90%/12 x 5,578.43 = 4.18.

ADMIN CHARGE
The administration (admin) charge varies depending upon the policy year, issue age, and whether or not the required administrative premium has been paid, as described in the Periodic Fees table. In year 5, this charge is 6.00.

RIDER CHARGE
The rider charge is the sum of the charges for all riders present, except for the Disability Waiver of Monthly Deduction Rider (DWD). The DWD is calculated after the Cost of Insurance Charge because it uses that charge in its calculation. This illustration assumes no riders (including DWD) are present; the rider charge (as well as DWD charge) is therefore 0.00. A list of available riders can be found in the Rider Fees Table.

COST OF INSURANCE CHARGE
The cost of insurance (COI) charge is the product of the monthly COI rate and the net amount at risk (NAR). The NAR is the difference between the death benefit (DB) and the cash value (floored at 0), both at the time that the NAR is calculated. There are 3 different DB options:

          level DB option:   DB = Max (face amount                             , cash value x IRS Corridor Factor)
     increasing DB option:   DB = Max (face amount + cash value (floored at 0) , cash value x IRS Corridor Factor)
          mixed DB option:   DB = increasing DB option until attained age 65, level DB option thereafter

At the time that the NAR is calculated, the face amount is comprised of those attributable to the base policy. It is divided by a monthly discount factor which is calculated based upon the guaranteed interest rate. The guaranteed interest rate is 3.00%, so the monthly discount factor is calculated as follows:

  monthly discount factor = ROUND {(1 + guaranteed interest rate) ^ (1/12), 7} monthly discount factor = ROUND {(1 + 3.00%) ^ (1/12), 7} monthly discount factor = 1.0024663

The NAR is:
                  NAR = death benefit - Max (0, cash value)

and finally the COI charge is:
           COI charge = monthly COI rate x NAR

For example, in year 5 month 1, we have the following:

   level DB option, guideline premium test

            face amount = 200,000.00
             cash value = BOM CV + Gross Premium Paid -Premium Load - M&E Risk Charge -Admin Charge - Rider Charge
             cash value = 4,036.19 + 1,632.00 - 89.76 - 4.18 - 6.00 - 0.00 cash value = 5,568.25
    IRS Corridor Factor = 2.22
monthly discount factor = 1.0024663
       monthly COI rate = 0.0001620

                     DB = Max (face amount / monthly discount factor, cash value x IRS Corridor Factor)
                     DB = Max (200,000.00 / 1.0024663, 5,568.25 x 2.22)
                     DB = Max (199,507.95353420, 12,361.52)
                     DB = 199,507.95353420

                    NAR = ROUND {DB - Max (0, cash value), 2}
                    NAR = ROUND {199,507.95353420 - Max (0, 5,568.25), 2}
                    NAR = ROUND {199,507.95353420 - 5,568.25, 2}
                    NAR = ROUND {193,939.70353420, 2}

                    NAR = 193,939.70

             COI charge = monthly COI rate x NAR
             COI charge = 0.0001620 x 193,939.70
             COI charge = 31.42

NET INVESTMENT EARNINGS
The net investment earnings represent the policy performance of the cash value. The cash value is actually tracked separately for each separate account fund that has invested cash value, as well as for a loan fund if any loan balance is present. This demonstration assumes fund performance across all funds to average a gross annual interest rate of 6.00% and an investment management fee of 1.04%.

To calculate the monthly net interest rate (used to calculate the net investment earnings), given the annual gross interest rate and the investment management fee, we use the following:

                       DDF = ROUND{ [(1+IMF)^(1/365)] - 1 , 8}
 monthly net interest rate = ROUND{[ [(1+I)^(1/365) - DDF ] ^ (365/12)] - 1, 7}

   where:
   DDF = daily deduction factor

                          I = annual gross interest rate
                        IMF = investment management fee

For I = 6.00% and IMF = 1.04%, we have:

                      DDF = ROUND{ [(1+IMF)^(1/365)] - 1 , 8}
                      DDF = ROUND{ [(1+1.04%)^(1/365)] - 1 , 8}
                      DDF = ROUND{ [1.0104^(1/365)] - 1 , 8}
                      DDF = ROUND{ 1.000028346407 - 1 , 8}
                      DDF = ROUND{ 0.000028346407 , 8}
                      DDF = 0.00002835

monthly net interest rate = ROUND{[ [ (1+I)^(1/365) - DDF ] ^ (365/12)] - 1, 7}
monthly net interest rate = ROUND{[ [ (1+6.00%)^(1/365) - 0.00002835 ] ^ (365/12)] - 1, 7}
monthly net interest rate = ROUND{[ [ 1.06^(1/365) - 0.00002835 ] ^ (365/12)] - 1, 7}
monthly net interest rate = ROUND{[ [ 1.00015965 - 0.00002835 ] ^ (365/12)] - 1, 7}
monthly net interest rate = ROUND{[ 1.00013130 ^ (365/12)] - 1, 7}
monthly net interest rate = ROUND{[ 1.00400154 ] - 1, 7}
monthly net interest rate = ROUND{ 0.00400154 , 7}
monthly net interest rate = 0.0040015

To calculate the net investment earnings for the month, we calculate the product of the cash value at the time the net investment earnings is calculated and the monthly net interest rate.

The cash value at the time the net investment earnings is calculated is:

             cash value = BOM CV + Gross Premium Paid - Premium Load - M&E Risk Charge - Admin Charge - Rider Charge -
                          COI Charge

For example, in year 5 month 1, we have the following:

             cash value = BOM CV + Gross Premium Paid - Premium Load - M&E Risk Charge - Admin Charge - Rider Charge -
                          COI Charge
             cash value = 4,036.19 + 1,632.00 - 89.76 - 4.18 - 6.00 - 0.00 - 31.42
             cash value = 5,536.83
net investment earnings = cash value x monthly net interest rate net investment earnings = 5,536.83 x 0.0040015
net investment earnings = 22.16

END OF MONTH CASH VALUE
The end of month cash value (EOM CV) is simply:

EOM CV = BOM CV + Gross Premium Paid - Premium Load - M&E Risk Charge - Admin Charge - Rider Charge - COI Charge
         + Net Investment Earnings

In year 5 month 1, we have:

EOM CV = BOM CV + Gross Premium Paid - Premium Load - M&E Risk Charge - Admin Charge - Rider Charge - COI Charge
         + Net Investment Earnings
EOM CV = 4,036.19 + 1,632.00 - 89.76 - 4.18 - 6.00 - 0.00 - 31.42 + 22.16 EOM CV = 5,558.99

SURRENDER CHARGE

The surrender charge (SC) in year 1 is defined as a percentage of the lesser of premiums paid in year 1 and the sum of the tabular base SC premium and tabular rider SC premiums. The surrender charge in years 2 and beyond are defined as a percentage of the lesser of premiums paid in years 1-2 and the sum of the tabular base SC premium and tabular rider SC premiums. The percentages are as follows:

     YEAR PERCENTAGE
     ---- ----------
       1      75
       2     100
       3      90
       4      80
       5      70
       6      60
       7      54
       8      48
       9      42
      10      36
      11      30
      12      24
      13      18
      14      12
      15       6
      16       0

The surrender charge is level throughout each year. A separate surrender charge is calculated in a similar fashion for each face increase.

For example, in year 5 month 1, we have the following:

  premiums paid in years 1-2  = 3,264.00
                 face amount  = 200,000.00
tabular base SC premium rate  = 17.51
   tabular rider SC premiums  = 0.00
           year 5 percentage  = 70

     tabular base SC premium  = tabular base SC premium rate x face amount / 1000 tabular base SC premium  = 17.51 x 200,000.00 / 1000
     tabular base SC premium  = 3,502.00

            surrender charge  = year 5 percentage x Min (premiums paid in years 1-2, tabular base SC premium + tabular rider SC premiums)
            surrender charge  = 70% x Min (3,264.00, 3,502.00 + 0.00)
            surrender charge  = 70% x Min (3,264.00, 3,502.00)
            surrender charge  = 70% x 3,264.00
            surrender charge  = 2,284.80

OUTSTANDING LOAN BALANCE
The outstanding loan balance represents the amount of cash value loaned, including loan charged interest as described in the Periodic Fees table. This illustration assumes no loans have been taken; the outstanding loan balance is therefore 0.00.

END OF MONTH CASH SURRENDER VALUE

The end of month cash surrender value (EOM CSV) is the end of month cash value net of surrender charge and outstanding loan balance. That is:

   EOM CSV = EOM CV - surrender charge - outstanding loan balance

In year 5 month 1, we have:
   EOM CSV = EOM CV - surrender charge - outstanding loan balance
   EOM CSV = 5,558.99 - 2,284.80 - 0.00
   EOM CSV = 3,274.19

END OF MONTH DEATH BENEFIT
The end of month death benefit (EOM DB) is calculated based upon the DB option. The DB options are as follows:

     level DB option: DB = Max (face amount                             , cash value x IRS Corridor Factor)
increasing DB option: DB = Max (face amount + cash value (floored at 0) , cash value x IRS Corridor Factor)
     mixed DB option: DB = increasing DB option until attained age 65, level DB option thereafter

The face amount is the same as that used to calculate the NAR in the COI charge.

The DB is actually the gross DB, before the reduction of any outstanding loan balance. The EOM DB is therefore:

   EOM DB = DB - outstanding loan balance

In year 5 month 1, we have:

        level DB option
          face amount =    200,000.00
  cash value = EOM CV =    5,558.99
  IRS Corridor Factor =    2.22

                   DB =    Max (face amount, cash value x IRS Corridor Factor)
                   DB =    Max (200,000.00, 5,558.99 x 2.22)
                   DB =    Max (200,000.00, 12,340.96)
                   DB =    200,000.00

               EOM DB =    DB - outstanding loan balance
               EOM DB =    200,000.00 - 0.00
               EOM DB =    200,000.00